SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 1, 2005

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     As previously reported, on May 9, 2005, Silicon Graphics, Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that it had fallen below the NYSE's continued listing standard relating to minimum share price. Rule 802.01C of the NYSE’s Listed Company Manual requires that a company's common stock trade at a minimum average closing share price of $1.00 during a consecutive 30-day trading period.

     On November 1, 2005, the Company received notice from the NYSE that it had determined that trading in the Company’s common stock and 6.5% Senior Secured Convertible Notes due June 1, 2009 will be suspended prior to the opening of business on Monday, November 7, 2005. On November 1, 2005, the NYSE issued a press release confirming its decision to suspend the trading of these securities prior to the opening of business on Monday, November 7, 2005. The press release also stated that the application to the Securities and Exchange Commission to delist these securities from the NYSE is pending the completion of applicable procedures.

     The Company expects its common stock will be quoted on the OTC Bulletin Board. However, the Company cannot provide any assurance that its common stock will be quoted on the OTC Bulletin Board, or that its 6.5% Senior Secured Convertible Notes will be quoted on any other securities quotation service, following the delisting from the NYSE.

     A copy of the press release issued by the Company announcing the suspension is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     99.1 Press Release dated November 1, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: November 1, 2005	By:	/s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

99.1	Press Release dated November 1, 2005